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                                                                    EXHIBIT 99.1


CONTACT:

         Lori McTavish
         Senior Vice President, Communications
         (248) 463-5350

         Jack Ferry
         Director, Corporate and Financial Communications
         (248) 463-2705

         Kmart Media Relations
         (248) 463-1021



                     KMART FILES PLAN OF REORGANIZATION AND
                         ANNOUNCES INVESTMENT AGREEMENT

             REACHES INVESTMENT AGREEMENT WITH ESL INVESTMENTS, INC. AND THIRD AVENUE VALUE FUND IN SUPPORT OF RESTRUCTURING

      DISCOUNT RETAILER TO OPERATE 1,513 CONTINUING STORES IN 572 MARKETS;
                      MAINTAINS "FAST-TRACK" TIMETABLE WITH
               EFFECTIVE DATE OF PLAN TARGETED FOR APRIL 30, 2003

       FIVE-YEAR BUSINESS PLAN SEES RETURN TO PROFITABILITY IN FISCAL 2004

                  DISCLOSURE STATEMENT INCLUDES INFORMATION ON
                  "SUBSTANTIALLY COMPLETED" STEWARDSHIP REVIEW

                  DISCLOSURE STATEMENT HEARING SET FOR FEB. 25

TROY, MICHIGAN, JANUARY 24, 2003 - Kmart Corporation (Pink Sheets: KMRTQ) today announced that it has filed its proposed Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the Northern District of Illinois, consistent with the Company's "fast-track" reorganization timetable. Kmart said in its January 22, 2002 announcement of the commencement of its Chapter 11 cases that it would seek to reorganize within eighteen months. With this filing, Kmart is positioned to emerge from Chapter 11 protection as early as April 30, 2003.

The proposed Plan of Reorganization, which has been the subject of extensive negotiations with the Company's statutory committees in its Chapter 11 cases, calls for a substantial investment by two Plan Investors - ESL Investments, Inc. and Third Avenue Value Fund - in furtherance of Kmart's financial and
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operational restructuring. Under the terms of an Investment Agreement entered into today with the Company, the Plan Investors will invest at least $140 million in exchange for shares of stock in the reorganized Kmart. Kmart also has a call right in the Investment Agreement for up to an additional $60 million of convertible unsecured note financing from ESL Investments subject to the terms of the Investment Agreement. In addition, ESL has agreed that the cash that it would receive under the Plan of Reorganization as a prepetition lender will be used to purchase additional equity. Kmart said that it is continuing to work with its statutory committees on certain aspects of the Disclosure Statement and Plan of Reorganization, none of which are expected to materially affect projected stakeholder recoveries under the reorganization plan. The Company is optimistic that its statutory committees will formally endorse the Plan of Reorganization at or prior to a hearing on the adequacy of the Disclosure Statement, which has been scheduled for February 25, 2003, in the Bankruptcy Court.

Kmart President and Chief Executive Officer Julian Day said, "With the filing of our Disclosure Statement and Plan of Reorganization, Kmart is moving ever closer to concluding our reorganization and emerging from Chapter 11 in a stronger and more financially stable position. The Chapter 11 reorganization process is allowing us to achieve many important goals, including the elimination of hundreds of underperforming stores, the rejection of costly leases, and the restructuring of our balance sheet through the conversion of substantially all debt into equity. We are intensely focused on emerging from our reorganization cases this April because we firmly believe that the further operational improvement we need to implement will be best achieved outside of Chapter 11."

The Disclosure Statement also includes detailed information about the Company's five-year business plan; the proposed Plan of Reorganization; financial estimates regarding the Company's reorganized business enterprise value including support for the "best interests" requirements for the Plan of Reorganization under the Bankruptcy Code; and events leading up to and during Kmart's Chapter 11 cases. Approval of the Disclosure Statement and related voting solicitation procedures, which Kmart will seek at its February 25, 2003 omnibus hearing in the Bankruptcy Court, would permit the Company to solicit acceptances for the proposed Plan of Reorganization commencing in March and to seek confirmation of the proposed Plan of Reorganization by the Bankruptcy Court in mid-April 2003. Assuming that these milestones can be achieved, Kmart would emerge from Chapter 11 reorganization on or about April 30, 2003. Kmart's Chapter 11 cases are being presided over by the Honorable Susan Pierson Sonderby.

Kmart said that the Disclosure Statement filed today included information regarding the Accounting and Stewardship Investigations previously disclosed.

Day said, "We have made information public today that there is credible and persuasive evidence demonstrating that certain former managers of Kmart
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violated their stewardship responsibilities to Kmart, its employees and stakeholders. We have previously separated those individuals from employment relationships with Kmart and today are announcing "for cause" terminations with respect to ten former managers, with additional determinations pending the final completion of the Investigations. We have agreed with our creditors that a Creditors' Litigation Trust will be established under our Plan of Reorganization so that legal actions arising under or related to these Investigations can be pursued for the benefit of our creditors. As important, we are announcing today that we have established enhanced controls and other measures so that there can be unquestioned confidence in our new management team's stewardship of Kmart going forward. Kmart will stand for nothing less than the highest standards of honesty, integrity and professionalism. We owe this to our stakeholders, customers, associates and this 103-year-old institution."

DETAILS OF PROPOSED PLAN OF REORGANIZATION

Key elements of the Plan of Reorganization, as proposed and subject to approval by the Bankruptcy Court, include:

    - On the effective date of the Plan of Reorganization, a new Board of Directors will be appointed. This Board will consist of one member of Kmart's senior management, four directors selected by the Plan Investors, two directors selected by the Unsecured Creditors' Committee, and two directors selected by the Financial Institutions' Committee. There are limitations on the number of directors that can be an officer, employee or family member of a Plan Investor and the Plan of Reorganization requires that the Board shall comply with all qualification, experience and independence requirements under any applicable law, including the Sarbanes-Oxley Act of 2002, and the rules then in effect of the stock exchange or quotation system on which the Company's new common stock is listed or is anticipated to be listed.

    - Prepetition lenders, who are owed approximately $1.08 billion, in settlement and compromise of certain issues, will receive cash in an amount equal to 40 percent of the principal amount of their claims in lieu of shares of new common stock of the reorganized Kmart.

    - A portion of the cash to be utilized by the reorganized Kmart to make these payments to the lenders will be provided by two significant creditors - ESL Investments, Inc. and Third Avenue Value Fund. In exchange for this investment, which will total at least $140 million, these Plan Investors will receive the shares of stock of reorganized Kmart that would have otherwise been allocated to the lenders on account of their claims. In addition, ESL Investments has agreed to contribute the cash distribution it would have received under the Plan of Reorganization as a holder of approximately $380 million of prepetition bank debt in order to purchase



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         additional shares of the Company's new common stock. ESL will also purchase up to $60 million of convertible unsecured notes, depending on reorganized Kmart's liquidity needs.

    - Two other significant groups of unsecured creditors - holders of pre-petition notes and debentures issued by Kmart in the total face amount of approximately $2.3 billion and trade creditors, service providers, and landlords with lease rejection claims - will share pro rata in the stock of reorganized Kmart, other than the shares allocated to the Plan Investors.

    - Personal injury and other litigation claimants, governmental claimants and other contingent claim holders will receive a deferred cash payment in an amount that will afford them a percentage recovery on their claims commensurate with the estimated percentage recovery to holders of the prepetition notes and debentures, trade vendor claims, service provider claims, and lease rejection claims.

    - Trade vendors meeting appropriate qualifications would have the benefit for up to two years of a first lien on substantially all owned real estate that is developed and unencumbered, as well as a subordination provision to be included in the Plan of Reorganization regarding future proceeds of leasehold interests (excluding the current store closing program and new financings), subject to early termination of the program in April 2004 by written announcement in January 2004.

    - A Creditors' Trust will be established for the benefit of the Company's creditors and, subject to the receipt of requisite votes from classes under the Plan of Reorganization, holders of trust preferred securities and/or common stock, to pursue all causes of action arising out of the Company's Stewardship Investigation.

    - Except for a minor interest of up to 2.5% of the proceeds, if any, of the Creditors' Trust, current equity holders would not receive any distributions following emergence and their equity interests would be cancelled.

    - A "convenience class" will be created for creditors with claims under $30,000 and creditors who elect to have their claims allowed in relatively small amounts the option to be paid a portion of their claim amounts in cash not to exceed $1,875 per claim.

BUSINESS PLAN

Kmart's five-year business plan, a summary of which is included in the Disclosure Statement, calls for a return to profitability in fiscal 2004. Kmart projects that, after a transition year in fiscal 2003, the business will improve and EBITDA (earnings before interest, taxes, depreciation and amortization) will grow
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to $1.3 billion by 2007. The business plan assumes moderate annual increases in comparable store sales.

Day said, "Our business plan is based on our expectation that we will continue to implement several key operational initiatives, including our focus on being `the store of the neighborhood' and further testing of the `store of the future' prototype, with the goal of achieving significant improvements in the customer experience. We intend to continue to eliminate underperforming stock-keeping units (SKU's) and reallocate shelf space to more profitable items. Our marketing activities will continue to emphasize our roots as a high/low retailer and the popular exclusive brands like JOE BOXER, Martha Stewart Everyday, and Thalia available only at Kmart."

Day concluded, "We are confident that with the continued support of vendor partners through, among other things, the vendor lien proposed in our Plan of Reorganization and the $2 billion exit financing facility we have arranged, we will be able to continue to improve the shopping experience, win back customers we have disappointed in the past and return to profitability."

EXIT FINANCING

As previously reported, Kmart has received a commitment for up to $2 billion in exit financing from GE Commercial Finance, Fleet Retail Finance Inc. and Bank of America, N.A. This credit facility, which will be secured by inventory, would replace the Company's current $2 billion debtor-in-possession (DIP) facility on the effective date of a Plan of Reorganization. The financing is subject to the satisfaction of customary conditions to closing and would be available to Kmart to help meet its ongoing working capital needs, including borrowings for seasonal increases in inventory.

Kmart has filed motions with the Bankruptcy Court for a hearing on January 28, 2003 to obtain authority to make certain payments to the exit lenders in connection with its $2 billion exit facility, to approve an amendment to its $2 billion DIP loan facility, and to seek approval of the store-closing program announced earlier this month. If Court approval is granted, inventory clearance sales at the closing stores would begin shortly thereafter. The distribution center in Corsicana, Texas is slated to close in March.


REORGANIZATION PROGRESS

Kmart Corporation and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on January 22, 2002. In the past year, Kmart has taken a number of actions intended to strengthen its business operations and enhance its financial performance. These steps include the closing of 283 underperforming stores in the second quarter of
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2002, rejecting leases for previously closed stores, selling three corporate aircraft, streamlining the Company's management structure, reducing staffing levels at the Company's headquarters, and introducing more efficient business practices throughout the organization.

The Disclosure Statement and the Plan of Reorganization can be accessed as attachments to this news release posted at www.kmart.com

Kmart Corporation is a mass merchandising company that serves America through its Kmart and Kmart SuperCenter retail outlets. The Company's common stock is currently quoted on the Pink Sheets Electronic Quotation Service
(www.pinksheets.com) under the symbol KMRTQ.



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Bankruptcy law does not permit solicitation of acceptances of the Plan of Reorganization until the Court approves the applicable Disclosure Statement relating to the Plan of Reorganization as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan of Reorganization. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan of Reorganization.

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future, including certain of the information contained in the Plan of Reorganization and Disclosure Statement, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, including, but not limited to, Kmart's having filed for bankruptcy and factors relating to Kmart's operations and the business environment in which Kmart operates, which may cause the actual results of Kmart to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include those set forth in Kmart's Annual Report on Form 10-K/A for the fiscal year ended January 30, 2002, Kmart's Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 2002, or in other filings made, from time to time, by Kmart with the Securities and Exchange Commission (the "Company Filings"). The forward-looking statements speak only as of the date when made and Kmart does not undertake to update such statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.


A plan of reorganization could result in holders of Kmart common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company's Quarterly Report on Form 10-Q, holders of Kmart common stock should assume that they could receive little or no value as part of a plan of reorganization. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly
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speculative and cautions equity holders that the stock may ultimately be determined to have no value.

Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Kmart common stock or any claims relating to pre-petition liabilities and/or other Kmart securities.